ARTICLES OF AMENDMENT
                                    OF
                CORPORATE DEVELOPMENT AND INNOVATION INC.

      Pursuant to RCW 23B.10.060, the following Articles of Amendment are executed by the undersigned, a Washington corporation:

1. The name of the corporation is Corporate Development and Innovation Inc. (the "Corporation").

2. Effective upon filing of these Articles of Amendment with the Secretary of State of Washington, the Articles of Incorporation of the Corporation are amended as follows:

      	Replace Article I with the following:

	The name of the corporation is "Cimbix Corporation"

3. The amendment to the Articles of Incorporation was adopted by resolution of the Board of Directors of the Corporation without shareholder approval on August 12, 2003. Shareholder action was not required.

These Articles of Amendment are executed by the Corporation by its duly authorized officer.

DATED: August 12, 2003

CORPORATE DEVELOPMENT AND INNOVATION INC.


By  /s/ Andrew J. Willoughby
    -------------------------
       Andrew J. Willoughby
Its    Chief Executive Officer